                                                                   EXHIBIT 99.1

                                  FORM OF PROXY

                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------
                              LRS ACQUISITION CORP.

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                ON APRIL 9, 1998

The undersigned hereby appoints Michael J. Kluger, Gordon E. Nye, and Kenneth Rainin and each of them, proxies, with full power of substitution, and hereby authorizes them to represent and to vote all shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of LRS Acquisition Corp. ("LRS") to be held at the principal offices of LRS, 9900 Old Grove Road, San Diego, California, on Thursday, April 9, 1998 at 9:00 a.m. (local time), or at any adjournment thereof, as follows, hereby revoking any proxy previously given.


1. / / FOR / / AGAINST / / ABSTAIN with respect to approval of the Agreement and Plan of Reorganization providing for the merger of Normandy Acquisition Co., a wholly-owned subsidiary of Sybron International Corporation ("Sybron"), with and into LRS, pursuant to which the outstanding shares of LRS Common Stock, Series A Preferred Stock and Series B Preferred Stock will be converted into, and outstanding options and an outstanding warrant to acquire LRS Common
      Stock will be exchanged for, shares of Sybron Common    Stock; and

2. In their discretion on such other matters as may properly come before the meeting or any adjournment thereof;

all as described and set forth in the Notice and Proxy Statement/Prospectus relating to the meeting, receipt of which are hereby acknowledged.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Please note any change of address


                               Dated: ______________________________, 1998

                               -------------------------------------------

                                  (Please sign exactly as name appears at left.)

                               -------------------------------------------

                        (If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



--------------------------------------------------------------------------------